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EXHIBIT 99.2--EXCHANGE AGENT AGREEMENT

                            EXCHANGE AGENT AGREEMENT

         This Agreement is made as of the _____ day of ___________, 199__, by and between First Financial Bancorp., an Ohio corporation, with its principal place of business at Third and High Streets, Hamilton, Ohio 45011 (the "Company"), and First National Bank of Southwestern Ohio, an Ohio corporation and wholly owned subsidiary of the Company, with it principal place of business at Third and High Streets, Hamilton, Ohio 45011 (the "Bank").

ARTICLE I     RECITALS.

         1.01 Pursuant to a Plan and Agreement of Merger dated September 11, 1995 (the "Merger Agreement") between F&M Bancorp ("F&M") and the Company, an exchange agent (the "Exchange Agent") is necessary for the surrender of the share certificates of F&M and the delivery of the Deliverable Shares (as defined in the Merger Agreement).

         1.02 The Company desires to appoint the Bank as the Exchange Agent and the Bank desires to accept such appointment.

         1.03 Unless otherwise defined herein, capitalized terms used herein shall have the same meaning given in the Merger Agreement.

ARTICLE II    TERMS OF APPOINTMENT; DUTIES OF THE BANK.

         2.01 Subject to the terms and conditions set forth in this Agreement, the Company hereby employs and appoints the Bank to act as, and the Bank hereby agrees to act as, the Exchange Agent to accept the surrender of the share certificates of F&M and to deliver the Deliverable Shares.

         2.02 The Company agrees to deliver the Deliverable Shares to the Exchange Agent at the Effective Time.
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         2.03     The Exchange Agent agrees to the following:

                  (a) As promptly as practicable after the Company delivers the Deliverable Shares to the Exchange Agent, the Exchange Agent shall prepare and mail to each holder of record of an outstanding certificate or certificates representing shares of F&M a letter of transmittal containing instructions for the surrender of such certificate or certificates. Upon surrender of the F&M certificate or certificates in accordance with the instructions set forth in the letter of transmittal, such person or entity surrendering such certificate or certificates shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of the Company into which the shares of F&M represented by the certificate or certificates so surrendered shall have been converted. The Exchange Agent shall be available to accept and provide receipts for surrendered certificates for at least three business days during regular banking hours at the main office of the Farmers & Merchants Bank located at 729 Main Street, Rochester, Indiana 46795-0567.

                  (b) The Exchange Agent shall not be obligated to deliver certificates of the Company to a former shareholder of F&M unless and until such former shareholder surrenders such certificate or certificates representing the shares of F&M or, if in default thereof an appropriate affidavit of loss and indemnity agreement as required by the Company.

                  (c) The Exchange Agent shall provide additional services on behalf of the Company which additional services are mutually agreed upon in writing by the parties hereto.

ARTICLE III       FEES AND EXPENSES.

         3.01 For the performance of the services of the Exchange Agent as set forth in this Agreement, the Company agrees to pay the Exchange Agent the fee as set forth in Schedule 1 attached hereto.

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         3.02     In addition to the fee set forth in Section 3.01, the Company agrees to reimburse the Exchange Agent for out-of-pocket expenses incurred by in the performance of the services set forth in this Agreement. In addition, any other expenses incurred by the Exchange Agent at the request or with the consent of the Company will be reimbursed by the Company.

         3.03 The Company agrees to pay all fees and reimbursable expenses within thirty days following receipt by the Company of the respective billing notice. Postage or other costs associated with mailings made by the Exchange Agent pursuant to this Agreement may be advanced to the Exchange Agent by the Company on or before the mailing upon the request of the Exchange Agent.

ARTICLE IV        INDEMNIFICATION.

         4.01 The Exchange Agent shall not be responsible for, and the Company shall indemnify and hold the Exchange Agent harmless from and against, any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability arising out of or attributable to:

                  (a) all actions of the Exchange Agent or its agents or employees required to be taken pursuant to this Agreement, provided that such actions are taken in good faith and without negligence or willful misconduct;

                  (b) the Company's lack of good faith, negligence or willful misconduct;

                  (c) the reliance on or use by the Exchange Agent or its agents or employees of information, records and documents which (i) are received by the Exchange Agent or its agents or employees and furnished to it by or on behalf of the Company or F&M, and (ii) have been prepared and/or maintained by the Company, F&M or any other person or firm on behalf of the Company or F&M;

                  (d) the reliance on, or the carrying out by the Exchange Agent or its agents or employees of any instructions or requests made by the Company; and

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                  (e)      the offer or sale of the Deliverable Shares in
violation of any requirement under the federal securities laws or regulations or the securities laws or regulations of any state that the Deliverable Shares be registered in such state or in violation of any stop order or other determination or ruling by any federal agency or any state with respect to the offer or sale of the Deliverable Shares in such state.

         4.02 At any time the Exchange Agent may apply to any officer of the Company for instructions, and may consult with legal counsel with respect to any matter arising in connection with the services to be performed by the Exchange Agent under this Agreement, and the Exchange Agent and its agents or employees shall not be liable and shall be indemnified by the Company for any action taken or omitted by it in reliance upon such instructions or upon the opinion of such counsel. The Exchange Agent, its agents and employees shall be protected and indemnified in acting upon any paper or document furnished by or on behalf of the Company or F&M reasonably believed to be genuine and to have been signed by the proper person or persons, or upon any instruction, information, data, records or documents provided the Exchange Agent or its agents or employees by telephone, in person, machine readable input, telex, CRT data entry or other similar means authorized by the Company or F&M, and shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Company or F&M. The Exchange Agent, its agents and employees shall also be protected and indemnified in recognizing stock certificates which are reasonably believed to bear the proper manual or facsimile signatures of the officers of the Company or F&M, and the proper countersignature of any former transfer agent or former registrar, or of a co-transfer agent or co-registrar.


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         4.03     In order that the indemnification provisions contained in this
Article IV shall apply, upon the assertion of a claim for which the Company may be required to indemnify the Exchange Agent, the Exchange Agent shall promptly notify the Company of such assertion, and shall keep the Company advised with respect to all developments concerning such claim. The Company shall have the option to participate with the Exchange Agent in the defense of such claim or to defend against said claim in its own name or in the name of the Exchange Agent. The Exchange Agent shall in no case confess any claim or make any compromise in any case in which the Company may be required to indemnify it except with the Company's prior written consent.

ARTICLE V         STANDARD OF CARE.

         5.01 The Exchange Agent shall at all times act in good faith and agrees to use its best efforts within reasonable limits to insure the accuracy of all services performed under this Agreement, but assumes no responsibility and shall not be liable for loss or damage due to errors unless said errors are caused by its negligence, bad faith, or willful misconduct or that of its employees.

ARTICLE VI        AMENDMENT.

         6.01 This Agreement may be amended or modified by a written agreement executed by both parties.

ARTICLE VII       GOVERNING LAW.

         7.01 This Agreement shall be construed and provisions hereof interpreted under and in accordance with the laws of the State of Ohio.


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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

                                                     FIRST FINANCIAL BANCORP.

                                                     By:________________________

Attest:

_________________________


                                                     FIRST NATIONAL BANK
                                                     OF SOUTHWESTERN OHIO

                                                     By:_______________________

Attest:

_________________________



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